UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2011

(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488

(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Item 2.02. Results of Operations and Financial Condition

The registrant’s press release dated January 26, 2012, regarding its financial results for the three month period ended December 31, 2011, is attached as Exhibit 99 to this Form 8-K.

Note: The information in Item 2.02 and 9.01 of this Form 8-K, and Exhibit 99, attached, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, the registrant appointed Michael P. Russo as its Principal Accounting Officer. Mr. Russo, 45, has been the registrant’s Vice President and Corporate Comptroller since April 2010. From June 2005 until April 2010, Mr. Russo was the registrant’s Director of Finance. Mr. Russo is a graduate of James Madison University, and holds an M.B.A. from Loyola College. He is a Certified Public Accountant. Mr. Russo has no family relationship to the registrant’s Executive Vice President and Chief Financial Officer, Cynthia A. Russo, or to any other director or officer of the registrant.

Item 9.01 – Financial Statements and Exhibits

The following exhibit is being furnished as part of this report:

Exhibit Description

99 – Press release dated January 26, 2012, issued by MICROS Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer